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                                                                   Exhibit 99.6

                             CENTRA SOFTWARE, INC.

                              430 Bedford Street
                              Lexington, MA 02420

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                March 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

   Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Centra Software, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                          Very truly yours,

                                          Centra Software, Inc.

                                                /S/  STEPHEN A. JOHNSON
                                          _____________________________________

                                          Stephen A. Johnson
                                          Chief Financial Officer, Treasurer
                                            and Secretary